                                  Exhibit 11


              STATEMENT REGARDING COMPUTATION OF PER SHARE LOSS




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

                                             Three Months           Three Months           Nine Months            Nine Months
                                                Ended                  Ended                  Ended                  Ended
                                          September 30, 1998     September 30, 1997     September 30, 1998     September 30, 1997
                                          ------------------     ------------------     ------------------     ------------------

Net loss-Limited Partners                         $0                     $0                     $0                     $0
                                                 ===                    ===                    ===                    ===
Average Class A and B units outstanding          921                    921                    921                    921
                                                 ===                    ===                    ===                    ===
Net loss per Class A and B unit                   $0                     $0                     $0                     $0
                                                 ===                    ===                    ===                    ===
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